EXHIBIT 10.2

Timothy Still

via email

November 4, 2026

Dear Tim

Re: Variation to your Independent Director Agreement: Temporary Chairman Fee Reduction

Further to our recent discussions, I am writing to confirm the agreed variation to your Independent Director Agreement with VolitionRx Limited (the “Company”) dated November 6, 2024 (the "Agreement").

To support the Company’s cost reduction measures, you have agreed that, on a temporary basis, the quarterly fees payable to you under Section 3(a) of the Agreement will be reduced by 50% as follows:

•	Contractual quarterly fee: US$30,000
•	Temporary quarterly fee: US$15,000

The temporary quarterly fee will apply from November 1, 2026, and will continue until such date as the Compensation Committee of the Company (the “Committee”) determines, in its sole discretion, that your contractual quarterly fee should be reinstated, whether in whole or in part. The Committee may make such a determination following the signing of a significant licensing agreement or another commercial outcome which, in the Committee’s view, secures Volition’s financial stability. Any reinstatement, whether in whole or in part, will take effect from the date specified by the Committee and will not apply retrospectively.

Except as set out in this letter, all other terms of the Agreement remain unchanged and in full force and effect.

In the event of any inconsistency between this letter and the Agreement, this letter shall prevail solely to the extent necessary to give effect to the variation set out above.

Thank you for your continued dedication and commitment to Volition.

Please sign and return a copy of this letter to confirm your agreement.

Yours sincerely,

/s/ Cameron Reynolds

Cameron Reynolds

Chief Executive Officer and Director

for and on behalf of

VolitionRx Limited

I have read and agree to these revised terms of my Independent Director Agreement.

/s/ Timothy Still
Timothy Still

Date: 11/04/2026

Global Headquarters; VolitionRx Limited, 1489 West Warm Springs Road, Suite 110, Henderson, NV 89014, USA

volition.com | Tax number:  91-1949078